Exhibit 99.1

CONTACT:

Investors

PondelWilkinson Inc.

Laurie Berman

310-279-5962

lberman@pondel.com

RENTRAK REPORTS THIRD QUARTER FINANCIAL RESULTS

– Announces Expanded Agreement to be

Time Warner Cable’s On Demand Measurement Partner –

PORTLAND, Ore. (February 5, 2008) — Rentrak Corp. (Nasdaq:RENT) today announced financial results for its third fiscal quarter ended December 31, 2007. The company also announced that it has signed a multi-year contract to provide expanded video on demand measurement services to Time Warner Cable, the nation's second largest cable operator.

Consolidated revenues totaled $23.9 million compared with $26.7 million in last year’s third fiscal quarter. Fiscal 2008 third quarter revenues in the company’s Advanced Media Information (AMI) segment increased 38.4 percent to $2.7 million compared with $1.9 million in last year’s third fiscal quarter and 6.8 percent sequentially from $2.5 million in the second fiscal quarter of 2008, reflecting incremental revenues from new and existing customers of the company’s Essentials Suite™ of media measurement services. The AMI segment represented more than 11 percent of consolidated revenues and contributed one-third of consolidated gross margin dollars during the fiscal third quarter.

Revenues in the company’s Pay-Per-Transaction (PPT) segment totaled $21.2 million, compared with $24.7 million in last year’s comparable quarter, and increased sequentially by five percent over revenues of $20.3 million in the second fiscal quarter. The year-over-year decline primarily reflects lower volumes of units shipped and fewer rental transactions during the quarter.

Rentrak Fiscal 2008 Third Quarter Earnings

Selling and administrative expenses in the 2008 third fiscal quarter totaled $6.3 million, equal to last year’s third fiscal quarter. Third fiscal quarter 2008 net income totaled $547,000, or $0.05 per diluted share, compared with $815,000, or $0.07 per diluted share, in last year’s comparable period.

Through the first nine months of fiscal 2008, the company generated $2.8 million in cash from operating activities, contributing to cash and equivalents and marketable securities of $34.5 million at December 31, 2007, compared with $33.5 million at March 31, 2007.

Rentrak Chairman and Chief Executive Officer Paul Rosenbaum commented, “We are very pleased to announce that yesterday Rentrak signed a multi-year agreement to provide expanded video on demand measurement services to Time Warner Cable, the nation's second largest cable operator.  More details will be announced in the near future. We are now receiving daily, census-level on demand data representing 45 million set-top boxes from 23 MSOs. Our extensive on demand data is now being used by more than 90 networks and studios every day to make intelligent programming and advertising decisions.”

Rosenbaum continued, “We have in place a tremendous platform from which we continue to expand trials of our TV Essentials™ service designed to collect, aggregate and report anonymous, second-by-second viewing data encompassing all television programming and advertising and provide insights into second-by-second audience viewing patterns. We are working with trial partners representing a variety of network operators across multiple television markets who are assisting us in refining and validating the metrics and transparencies needed by advertisers and agencies in order to maximize the power of television advertising. We expect to complete the trial phase and begin commercializing TV Essentials in the first quarter of calendar 2009.”

Rosenbaum concluded, “The media measurement landscape continues to evolve in a direction that validates our vision of capturing and reporting census-level viewership data across multiple platforms. We continue to believe that Rentrak offers the industry a unique solution providing a timely, consistent, holistic analysis of viewer behavior.”

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Rentrak Fiscal 2008 Third Quarter Earnings

Conference Call

Rentrak has scheduled a conference call for 2 p.m. (PST) February 5, 2008 to discuss the company’s financial performance. Shareowners, members of the media and other interested parties may participate in the call by dialing 866.510.0712 from the U.S. or Canada, or 617.597.5380 for international callers, passcode 54091085. This call is being webcast and can be accessed at Rentrak’s web site at www.rentrak.com where it will be archived through February 5, 2009. An audio replay of the conference call is available through midnight February 12 by dialing 888-286-8010 from the U.S. or Canada, or 617-801-6888 from international locations, passcode 85059388.

About Rentrak Corporation

Rentrak Corporation, based in Portland, Oregon, is an information management company serving clients in the media, entertainment, retail, advertising and manufacturing industries.  The company’s Entertainment Essentials™ suite of services is redefining media measurement in the digital broadband era.  Entertainment Essentials provides customers with near-real-time, actionable insight into performance of content distributed over a wide variety of modern media technologies.  Available by license or subscription, each Entertainment Essentials application allows executives to analyze detailed industry-wide and title-specific data to make decisions that enhance the bottom line and provide competitive advantage.  For further information, please visit Rentrak’s corporate Web site at http://www.rentrak.com.

Safe Harbor Statement

When used in this discussion, the words “anticipates,” “expects,'' “intends'' and similar expressions are intended to identify forward-looking statements. Such statements relate to, among other things, the revenues and results of operations for the company’s PPT® and information services segments, the company’s development efforts pertaining to new media measurement services and the timing of the commercial launch of those services; and anticipated customer acceptance of the company’s new media measurement services; and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could affect Rentrak's financial results include customer demand for movies in various media formats subject to company guarantees, the company’s ability to attract new revenue-sharing customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new services to create new revenue streams, and Rentrak’s customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak's financial results are described in Rentrak's March 31, 2007 annual report on Form 10-K and subsequent quarterly reports filed with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

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(Financial Tables Follow)

Rentrak Fiscal 2008 Third Quarter Earnings

Rentrak Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	December 31,	March 31,
	2007	2007
Assets
Current Assets:
Cash and cash equivalents	$22,110	$11,351
Marketable securities	12,388	22,105

Accounts receivable, net of allowances for doubtful accounts of $488 and $596	17,730	19,577
Note receivable	396	385

Advances to program suppliers, net of program supplier reserves of $13 and $23	89	166
Taxes receivable and prepaid taxes	345	32
Deferred income tax assets	77	77
Other current assets	973	574
Total Current Assets	54,108	54,267

Property and Equipment, net of accumulated depreciation of $7,357 and $6,325	5,876	5,097
Long-term deferred tax asset	260	—
Other Assets	641	652
Total Assets	$60,885	$60,016

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$10,986	$13,707
Accrued liabilities	424	455
Deferred rent, current portion	90	90
Accrued compensation	1,117	1,631
Deferred revenue	776	460
Total Current Liabilities	13,393	16,343

Deferred Rent, long-term portion	1,004	1,050
Deferred Income Tax Liabilities	—	333
Taxes payable, long term	1,571	—
Notes Payable	962	955
Total Liabilities	16,930	18,681

Commitments and Contingencies	—	—

Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued
Common stock, $0.001 par value; 30,000 shares authorized; shares issued and outstanding: 10,769 and 10,724	11	11
Capital in excess of par value	48,925	48,155
Accumulated other comprehensive income	406	132
Accumulated deficit	(5,387)	(6,963)
Total Stockholders’ Equity	43,955	41,335
Total Liabilities and Stockholders’ Equity	$60,885	$60,016

Rentrak Fiscal 2008 Third Quarter Earnings

Rentrak Corporation and Subsidiaries

Condensed Consolidated Income Statements

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2007	2006	2007	2006
Revenue	$23,875	$26,663	$70,890	$77,609
Cost of sales	16,937	19,329	47,827	53,359
Gross margin	6,938	7,334	23,063	24,250

Selling and administrative	6,319	6,333	19,036	18,239
Income from operations	619	1,001	4,027	6,011

Other income (expense):
Interest income	399	420	1,216	1,115
Interest expense	(3)	(3)	(7)	(5)
	396	417	1,209	1,110

Income before income taxes	1,015	1,418	5,236	7,121
Provision for income taxes	468	603	2,331	2,809
Net income	$547	$815	$2,905	$4,312

Basic net income per share	$0.05	$0.08	$0.27	$0.41

Diluted net income per share	$0.05	$0.07	$0.26	$0.39

Shares used in per share calculations:
Basic	10,757	10,666	10,747	10,639
Diluted	11,280	11,249	11,263	11,179